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EXHIBIT 10.6

FORM OF LOAN, PLEDGE AND OPTION AGREEMENT

    This LOAN, PLEDGE AND OPTION AGREEMENT (the "Agreement") is made as of July      , 2001 between             ("Borrower") and PayPal, Inc. ("Lender").

    A.  Borrower desires to borrow and Lender desires to loan the aggregate amount of            Dollars ($            ) on the terms and subject to the conditions of this Agreement.

    B.  To induce Lender to make such a loan, Borrower desires to grant a call option to Lender on the terms and subject to the conditions of this Agreement.

    THE PARTIES AGREE AS FOLLOWS:

    1.  The Loan.

      1.1  Advance of Funds.  Subject to the terms and conditions of this Agreement, Lender will advance to Borrower the sum of            Dollars ($            ) (the "Loan"). As security for the Loan, Borrower herein assigns as security and pledges to Lender            (      ) shares (the "Shares") of Common Stock of PayPal, Inc. (the "Issuer"), as further described in Section 6 below.

      1.2  Promise to Pay.  On or before July  , 2005 or such earlier date as provided below (the "Maturity Date"), Borrower promises to pay to Lender the sum of            Dollars ($            ) together with accrued but unpaid interest as provided herein. Interest shall be due and payable on the date that the principal is due on the outstanding principal balance of the Loan at the rate of 5.02% per annum, compounded annually (the "Interest"). The principal and Interest payable by Borrower under this Agreement are secured as provided in Section 6 and, other than such security, constitute a non-recourse obligation of Borrower.

    2.  Lender's Call Option.

      2.1  Grant of the Call.  Borrower hereby grants to Lender a call option (the "Call") to purchase from Borrower            (            ) shares (the "Call Shares") of Common Stock of the Issuer. Pursuant to the Call, the per share exercise price for the Call Shares (the "Lender Exercise Price"), payable by Lender, shall equal Three Dollars ($3.00).

      2.2  Exercise Period.  The Call may be exercised on one occasion, in whole, but not in part, at any time after July      , 2002 and before July      , 2005.

      2.3  Manner of Exercise.  Subject to the terms and conditions herein, Lender may exercise the Call by delivery of written notice (the "Call Exercise Notice") to Borrower and Pledgeholder (as such term is defined in Section 6 hereof), specifying the effective date of the exercise (the "Call Exercise Date"), which shall be fifteen (15) days after the date on which Borrower is deemed to receive the Call Exercise Notice.

      2.4  Call Payment.  Lender may elect to pay the Lender Exercise Price by (i) cash, (ii) cancellation of the principal and Interest payable by Borrower under this Agreement, or (iii) any combination of the foregoing. The election of the form of payment shall be made by Lender in its sole discretion.

      2.5  Termination of Call.  The Call shall expire upon the earlier of (i) July  , 2005, or (ii) the sale or transfer of the Collateral pursuant to Section 6.2.

    3.  Distributions and Adjustments to the Shares.

      3.1  Changes in Capital Structure.  If the Shares are changed by reason of a stock split, reverse stock split, stock dividend or recapitalization, or converted or exchanged for other securities as a result of a merger or reorganization of Issuer, the number of Shares and Call Shares, the class of securities and the Lender Exercise Price shall be appropriately adjusted to preserve the benefits to the parties under this Agreement, provided that the aggregate Lender Exercise Price shall remain unchanged.

      3.2  Distributions and Additional Securities.  If any Distribution (as hereinafter defined) of securities, cash or other property issued in connection with a change described in Section 3.1 shall be received by Borrower, Borrower shall, within five days of receipt, deliver the cash, certificates or other instruments evidencing title to such Distribution or other securities, together with appropriate instruments of transfer, to Pledgeholder to be held as part of the Pledge. Any Distribution shall become a part of the Share or Call Share to which it relates and shall therefore, among other things, be subject to the Call and shall constitute additional Collateral (as such term is defined in Section 6.1 hereof). A "Distribution" means any property receivable by Borrower or other holder of a Share as owner of any Share, and shall include, without limitation, dividends (whether in cash or other property, such as securities or contract rights), cash, and securities or other property arising from a reorganization, recapitalization, stock split or merger of the Issuer or the issuer of any security that is a Distribution.

      3.3.  Determination of Fair Market Value.  For valuation purposes under this Agreement, the "Value" of each Share on any relevant date shall be equal to the fair market value of such Share as determined in accordance with the following provisions:

        (a) If Issuer's Common Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value of each Share shall be equal to the fair market value last determined by the Board of Directors of the Issuer, taking into account any limitations on transferability, whether due to the size of the block of shares or the restrictions of applicable securities laws.

        (b) If Issuer's Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value of each Share shall be the closing selling price of one share of Common Stock on the date in question on the stock exchange serving as the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value of each Share shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

        (c) If Issuer's Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value of each Share shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) of one share of the Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value of each Share.

    4.  Certain Rights Respecting Shares.

      4.1  Rights Notice.  Borrower shall give notice (the "Rights Notice") to Lender of any right to purchase additional shares or other securities ("Right") granted to Borrower and arising out of Borrower's ownership of any Shares or Distributions, such Rights Notice to be given within five (5) days after Borrower becomes aware of the existence of any Right. Each Rights Notice shall state the terms of the Right, including the expiration date for the exercise of the Right, shall state whether the Issuer will allow assignment of the Right to Lender, and shall be accompanied by the notice received by Borrower advising of the existence of the Right.

      4.2  Rights Exercise Notice.  Lender shall have ten (10) business days after receipt of a Rights Notice within which to give notice (the "Rights Exercise Notice") to Borrower that Lender wishes Borrower to (i) assign all or a portion of such Right to Pledgeholder, and/or (ii) exercise all or any portion of the Right. If Lender requests an assignment, Borrower shall, promptly and without further consideration, assign to Pledgeholder the portion of the Right specified in the Rights Exercise Notice. If Lender requests Borrower to exercise all or any portion of the Right, and provide to Borrower the consideration required to be paid in connection with the exercise of the Right prior to the expiration date of the Right, then Borrower shall exercise the Right and immediately transfer, assign and deliver to Pledgeholder the securities received upon exercise in exchange for such consideration. Any amount advanced by Lender pursuant to this section shall be added to the amount of the loan hereunder, and the call price for such Rights shall equal the amount advanced plus an amount equal to interest at 5.02% per annum compounded annually from the date of such advance. The call for such Rights may not be exercised other than in connection with a call of a corresponding number of Shares.

      4.3  Borrower's Right to Exercise.  If the Lender fails to give a Rights Exercise Notice in accordance with Section 4.2 with respect to any Right, or portion of a Right, Borrower shall be free to exercise or assign such Right or portion of a Right for its own account.

    5.  Loan Payment Terms.

      5.1  Acceleration.  Lender may, at its option and in its sole discretion declare the then-outstanding principal balance of the Loan, together with all accrued and unpaid interest thereon, to be immediately due and payable ninety (90) days following the occurrence of any of the following (each of which is referred to herein as an "Event of Default"):

        (a) the failure of Borrower to pay any amount under this Agreement when due;

        (b) the commencement of any proceeding against Borrower in bankruptcy, or otherwise seeking any reorganization, arrangement or similar relief, or the appointment of a receiver, trustee, or liquidator to take possession of the assets of Borrower, or the commencement of any other proceeding under any law for the relief of creditors;

        (c) any assignment by Borrower for the benefit of Borrower's creditors; or

        (d) any liquidation of Borrower.

      5.2  Payment.  Borrower may prepay amounts due under this Agreement without the consent of Lender; provided, however, that no such prepayment shall affect the validity or exercisability of the Call. If payment is due on a Saturday, Sunday, or a public holiday under the laws of the State of California, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. The date specified for payment under this Section 5.2 may be accelerated as provided in Section 5.1.

    6.  Pledge as Security.

      6.1  Pledge.  As security for all of Borrower's obligations and liabilities to Lender whether now existing or hereafter arising under this Agreement, including without limitation the Call (the "Obligations"), Borrower herein assigns as security and pledges to Lender the Shares and grants Lender a security interest in Borrower's right, title and interest in and to the Shares and any Distributions thereon, the proceeds (from disposition or otherwise) thereof and all proceeds (from disposition or otherwise) of proceeds (collectively the "Collateral"). Borrower agrees to take such additional actions as may be necessary or advisable at the reasonable request of Lender to perfect and continue Lender's security interest in the Collateral.

      6.2  Default; Non-Recourse Obligation.  If an Event of Default has occurred, Lender is authorized to purchase the Collateral or to sell, assign and deliver at Lender's discretion, from time to time, all or any part of the Collateral at any private or public sale, on not less than ten (10) days' written notice to Borrower and Pledgeholder (as such term is defined in Section 6.3 hereof), at such price or prices and upon such terms as Lender may deem advisable, and Lender shall have all the rights and remedies of a secured creditor under the provisions of the California Uniform Commercial Code. At any such public sale, Lender may bid for, and become the purchaser of, the whole or any part of the Collateral offered for sale. The parties agree that, prior to the establishment of a public market for the Common Stock of the Issuer, the securities laws affecting sale of the Shares make a public sale of the Shares commercially unreasonable. The parties further agree that the repurchasing of such Shares by the Issuer, or by any person to whom the Issuer may have assigned its rights under this Agreement, is commercially reasonable if made at a price at least equal to the Value of the Shares. In case of any sale, after deducting the costs, counsel fees and other expenses of sale and delivery, the remaining proceeds of such sale shall be applied to the satisfaction of the Obligations; provided, however, that after satisfaction in full of the Obligations, the balance of the proceeds of sale then remaining shall be paid to Borrower. The Obligations are non-recourse obligations and Borrower shall not be personally liable for any deficiency if the proceeds of the sale of the Collateral are insufficient to discharge the amount of principal and interest due under this Agreement.

      6.3  Appointment of Pledgeholder.  Lender hereby appoints the Secretary of the Issuer, or his designee, as "Pledgeholder" to accept and hold the Collateral on its behalf. To assure Borrower's ability to perform Borrower's Obligations under this Agreement, Borrower will, concurrently with the delivery of this Agreement, deliver the stock certificate representing the Shares, together with a duly executed blank assignment separate from certificate for such certificate, to Pledgeholder, such documents to be held in pledge (the "Pledge").

      6.4  Duties After an Event of Default.  Pledgeholder shall have no duty to determine the existence of an Event of Default, but may, without any liability whatsoever, rely upon the written notice of Lender that an Event of Default has occurred. If, following an Event of Default, Lender shall elect to exercise its right to realize on the Shares, Pledgeholder shall, upon the receipt of written notice from Lender of the number of Shares sold and sale price, (i) date the stock assignments necessary for each transfer in question, (ii) fill in the number of Shares being transferred and (iii) deliver the same, together with the certificate(s) evidencing the Shares to be transferred to the purchaser against the simultaneous delivery to Pledgeholder of the purchase price for the number of the Shares then being purchased. In connection with each such sale, Pledgeholder shall deliver from the Pledge the specific Shares which are designated by Lender; provided, however, that Pledgeholder's duties hereunder are subject to the cooperation of Borrower, Issuer and Issuer's transfer agent or counsel with respect to furnishing to Pledgeholder all necessary stock certificates and other related instruments as appropriate. Following an Event of Default, Pledgeholder shall dispose of the Collateral other than the Shares in accordance with written instructions of Lender. After deducting the costs, counsel fees and other expenses of such sale and delivery, Pledgeholder shall pay the remaining proceeds of such sale to Lender to the extent of the Obligations of Borrower under this Agreement as specified by Lender. Any remaining proceeds of such sale shall be paid to Borrower.

      6.5  Duties of Pledgeholder Upon Exercise of Call.  If Pledgeholder is given a valid Call Exercise Notice, Pledgeholder shall, on the Call Exercise Date (i) date the stock assignment necessary for the transfer in question, (ii) fill in the number of Shares being transferred and

  (iii) deliver to Lender the assignment, together with the certificate for the Shares being transferred.

      6.6  Return of Collateral.  Upon Borrower's satisfaction of the Obligations, Lender shall instruct Pledgeholder to return to Borrower all Collateral, if any, then in Pledgeholder's possession.

      6.7  Return of Property.  If, at the time of termination of the Pledge, Pledgeholder has in its possession any documents, securities, or other property belonging to Borrower, then it shall deliver all of same to Borrower and shall be discharged of all further obligations hereunder.

      6.8  Attorney-In-Fact; Additional Stock Assignments.  The parties hereby irrevocably constitute and appoint Pledgeholder as their attorney-in-fact and agent for the term of this Pledge to execute, with respect to the securities and other property that are deposited with Pledgeholder hereunder, all documents necessary or appropriate to make any such securities negotiable and complete any transaction contemplated herein. Borrower shall deliver to Pledgeholder from time to time any instruments of transfer duly executed by Borrower as may be requested by Lender or Pledgeholder.

      6.9  Duties.  Pledgeholder shall carry out its duties hereunder to the best of its ability and shall be liable only for gross negligence or willful misconduct. Pledgeholder's duties hereunder may be altered, amended, modified or revoked only by a written instrument signed by Lender, Borrower and Pledgeholder.

      6.10  Obligations.  Pledgeholder shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. Pledgeholder shall not be personally liable for any act it may do or omit to do hereunder as Pledgeholder or as attorney-in-fact for Borrower or Lender while acting in good faith and in the exercise of its own judgment, and any act done or omitted by Pledgeholder pursuant to the advice of its own attorneys shall be conclusive evidence of such good faith.

      6.11  Authorization to Act.  Pledgeholder is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case Pledgeholder obeys or complies with any such order, judgment or decree of any court, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

      6.12  Authority to Invest.  Any cash received by Pledgeholder pursuant to this Agreement and designated by Lender as a Distribution shall be invested in an interest-bearing savings account and the interest thereon shall constitute a part of such Distribution.

      6.13  Bankruptcy.  Bankruptcy, insolvency, dissolution or absence of any party hereto shall not affect Pledgeholder's performance hereunder.

      6.14  Statute of Limitations.  Pledgeholder shall not be liable for the lapse of any rights because of any Statute of Limitation applicable with respect to this Agreement or any documents deposited with Pledgeholder.

      6.15  Legal Counsel.  Pledgeholder shall be entitled to employ such legal counsel and other experts as it may deem necessary to advise it properly in connection with its obligations hereunder,

  may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor, for which Pledgeholder shall be reimbursed 50% by Lender and 50% by Borrower.

      6.16  Termination of Duties; Successor.  Pledgeholder's responsibilities as Pledgeholder hereunder shall terminate if (i) Pledgeholder shall resign by thirty (30) days written notice to Borrower and Lender, (ii) Borrower and Lender jointly agree as to Pledgeholder's termination and appoint Pledgeholder's successor, or (iii) Pledgeholder dies or is disabled. In the event of such termination by resignation, death or disability, Lender shall appoint a successor. Upon receipt of notice of appointment of a successor, all documents, shares and other property then in Pledgeholder's possession pursuant to this Agreement shall be delivered to such successor.

      6.17  Further Instruments.  If Pledgeholder reasonably requires other or further instruments in connection with this Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

      6.18  Disputes.  If any dispute arises with respect to the delivery and/or ownership or right of possession of the securities or other property held by Pledgeholder hereunder, Pledgeholder may, at Pledgeholder's option, be relieved from all liability to Borrower and Lender by depositing all documents held hereunder with the Clerk of the California Superior Court for the County of San Mateo for the purpose of permitting the Borrower and Lender to litigate their respective rights in such court. The receipt of the Clerk of such court of such documents shall discharge Pledgeholder from all liability to Borrower and Lender, and the same may be pleaded as a bar to any action by Borrower or Lender against Pledgeholder.

    7.  Representations, Warranties and Covenants of Borrower.

      7.1  Ownership of Shares; No Conflicts.  Borrower represents and warrants as of this date, and covenants, for the period beginning on this date and ending on the Expiration Date (as such term is defined in Section 8.5 hereof), that (i) Borrower has and will have the right to transfer to Lender all or any part of the Shares and Distributions, free and clear of any lien, claim, encumbrance or restriction of any type or nature whatsoever (other than such as are presently held by the Lender or may arise under this Agreement, and restrictions on resale that may arise under applicable federal and state securities laws); (ii) the Shares are not, and the Shares and Distributions will not be, subject to any right of first refusal, right of repurchase or any similar right granted to, or retained by any person other than the Lender; and (iii) there is no provision of any existing agreement, and Borrower will not enter into an agreement by which the Borrower is or would be bound (or to which the Borrower is or would become subject), that conflicts or would conflict with this Agreement or the performance of Borrower's obligations under this Agreement.

      7.2  Further Assurances.  Upon the reasonable request of Pledgeholder or Lender, Borrower will prepare, execute and deliver any further instruments and do any further acts that may be necessary to carry out more effectively the purposes of this Agreement, including, if necessary, the preparation and execution of applications to the California Department of Corporations.

      7.3  Acknowledgement.  Borrower hereby acknowledges that he has had access to all of the information that Borrower needs in order to make an informed decision to enter into this Agreement and that he has not relied on any information provided to him by Lender in reaching such decision.

    8.  Miscellaneous.

      8.1  Assignment.

        (a)  By Borrower.  Except as otherwise provided herein, Borrower may not sell, assign, transfer, hypothecate, pledge or otherwise encumber, in any manner, prior to the Expiration Date (as such term is defined in Section 8.5 hereof), this Agreement or any of the Shares or

    Distributions or Collateral. Any attempt to sell, assign, transfer, hypothecate, pledge or otherwise encumber this Agreement, any interest therein or any such Shares or Distributions or Collateral and any levy of execution, attachment, or similar process on the Shares or such Distributions or Collateral shall be null and void. Subject to the foregoing, the Call shall be binding on and inure to the benefit of the heirs, executors, and personal representatives of Borrower.

        (b)  By Lender.  Lender may assign its right, title and interest in this Agreement, in whole or in part, effective upon notice to Borrower and Pledgeholder. Following such assignment, this Agreement shall be binding upon and inure to the benefit of any such assignee. Such assignment shall be conditioned on compliance with any applicable state and federal securities laws and, upon request by Borrower, Lender shall furnish an opinion of counsel to such effect, reasonably satisfactory to the Issuer and Borrower.

      8.2  Amendment.  Except as provided in Section 6.9 with respect to Pledgeholder's duties, this Agreement may only be amended by a writing signed by Borrower and Lender.

      8.3  Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed in the State of California. Each party hereto hereby agrees that any action that, in whole or in part, in any way arises under this Agreement shall be brought in the Superior Court of the State of California for the County of Santa Clara or the United States District Courts for the Northern District of California. Each party hereby submits itself to the exclusive jurisdiction and venue of such Courts for purposes of any such action and agrees that any notice, document or complaint in any such action may be served on it by delivery in the manner provided for the delivery of notices under this Agreement.

      8.4  Notices.  All notices and other communications under this Agreement shall be in writing, and shall be deemed to have been duly given on the date of delivery if delivered personally or by confirmed facsimile, or on the next day after dispatch via overnight messenger or courier, or on the second day after mailing if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, and addressed as follows (until any such address is changed by notice duly given):

If to Borrower:	«Purchaser» «Address1» «Address2»
If to Lender:	PayPal, Inc. 1840 Embarcadero Road Palo Alto, CA 94303 Attn: Chief Financial Officer Facsimile: (650) 251-1222
If to Pledgeholder:	PayPal, Inc. 1840 Embarcadero Road Palo Alto, CA 94303 Attn: Secretary Facsimile: (650) 251-1222

      8.5  Term.  This Agreement shall terminate at 5 p.m. Pacific Time, on July  , 2005 (the "Expiration Date"); provided, however, that such termination shall not affect Borrower's obligation to repay principal plus accrued but unpaid Interest (whether accruing before or after the Expiration Date) on the Loan.

      8.6  Voluntary Execution of Agreement.  Borrower and Lender each acknowledge that: (a) Borrower and Lender have read this Agreement; (b) Borrower and Lender have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or have voluntarily declined to seek such counsel; and (c) Borrower and Lender are fully aware of the legal and binding effect of this Agreement.

Signature Page Follows

    IN WITNESS WHEREOF, the parties hereto have duly executed this Loan, Pledge and Option Agreement as of the date first written above.

BORROWER:	«PURCHASER»

(Signature)
SPOUSE:

(Signature)
LENDER:	PAYPAL, INC.
By:

Name:

Title:

SIGNATURE PAGE TO LOAN AND OPTION AGREEMENT

    Consent by P1edgeholder.  The undersigned, as Secretary of PayPal, Inc., agrees to act as Pledgeholder under this Loan, Pledge and Option Agreement pursuant to Section 6 and agrees to be bound only by such Section 6 and Section 8.

JOHN D. MULLER

FORM OF AMENDMENT TO LOAN, PLEDGE AND OPTION AGREEMENT

    WHEREAS, PayPal, Inc. ("Lender") and [Employee Name] ("Borrower") entered into a Loan, Pledge and Option Agreement dated [June 30,] 2001 (the "Agreement").

    WHEREAS, Section 8.2 of the Agreement provides that it may be amended by a writing signed by Lender and Borrower.

    WHEREAS, Lender and Borrower desire to amend the Agreement as set forth below.

    NOW THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, Lender and Borrower, intending to be legally bound, hereby agree as follows

    1.  Continued Effectiveness of Agreement.  All capitalized terms, unless otherwise defined in this Amendment, shall have the meaning ascribed to them in the Agreement. As amended herein, the Agreement remains in full force and effect.

    2.  Exercise Date of Call.  Sections 2.2 and 2.3 of the Agreement are amended to read as follows:

      2.2  Exercise Period.  The Call may be exercised on one occasion, in whole, but not in part, at any time after September 1, 2001 and before July 1, 2005..

      2.3  Manner of Exercise.  Subject to the terms and conditions herein, Lender may exercise the Call by delivery of written notice (the "Call Exercise Notice") to Borrower and Pledgeholder (as such term is defined in Section 6 hereof), specifying the effective date of the exercise (the "Call Exercise Date"), which shall be two (2) days after the date on which Borrower is deemed to receive the Call Exercise Notice.

    3.  Termination of Call.  Section 2.5 of the Agreement is amended to read as follows:

      2.5  Termination of Call.  The Call shall expire upon the earlier of (i) July ___, 2005, (ii) the sale or transfer of the Collateral pursuant to Section 6.2, or (iii) repayment in full of the Loan, including accrued interest.

    4.  Additional Event of Acceleration.  Lender may, at its option and in its sole discretion, declare the remaining balance of the Loan, including all accrued and unpaid interest thereon, to be immediately due and payable upon exercise of the Call.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of September __, 2001.

BORROWER:

(Signature)
SPOUSE:
(Signature)
LENDER:		PAYPAL, INC.
By:

Name:

Title:

Schedule to Exhibit 10.6

    The following borrowers signed the form of Loan, Pledge and Option Agreement on the date and with the terms specified below. Each also executed the form of Amendment to the Loan, Pledge and Option Agreement.

Borrower	Date	Number of Shares Held as Collateral	Loan Amount
Reid Hoffman	7/2/01	333,333	$500,000
David Sacks	6/29/01	300,000	$450,000
Henry David Johnson	7/2/01	160,000	$240,000
Jack Selby	6/30/01	160,000	$240,000
James Templeton	7/5/01	160,000	$240,000
Sandeep Lal	7/5/01	80,000	$120,000
Todd Pearson	6/29/01	80,000	$120,000
Roelof Botha	6/30/01	75,000	$112,500
Sarah Imbach	7/5/01	72,248	$108,372

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FORM OF LOAN, PLEDGE AND OPTION AGREEMENT
FORM OF AMENDMENT TO LOAN, PLEDGE AND OPTION AGREEMENT